EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2018 relating to the financial statements of Solitario Zinc Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2017.

EKS&H LLLP

Denver, Colorado

April 10, 2018